EXHIBIT 99.1

ACA Capital Appoints Peter J. Hill as Executive Vice President and Head of Public Finance

NEW YORK — February 13, 2007 — ACA Capital Holdings, Inc. (NYSE: ACA) today announced that Peter J. Hill has joined the Company as Executive Vice President and Head of Public Finance.  Mr. Hill will report to Alan S. Roseman, President and Chief Executive Officer of ACA Capital.

“We are extremely excited to have Peter join ACA Capital,” said Mr. Roseman.  “Peter brings a wealth of experience and a proven track record in growing and managing a best-in-class Public Finance business.  Public Finance remains an important part of ACA Capital’s strategy and we are committed to driving growth in this business segment.”

Mr. Hill comes to ACA Capital with 25 years of experience in the public finance industry; most recently, he was Managing Director and Co-Head of Public Finance at J.P. Morgan.

During his 15 years at J.P. Morgan, Mr. Hill made significant contributions to the substantial growth in J.P. Morgan’s client roster and revenue that made it a top ranking public finance business.  Mr. Hill co-chaired J.P. Morgan’s Public Finance Engagements Committee and was a member of the firm’s Credit Markets management team.  He is a past Vice Chairman of the Municipal Securities Rulemaking Board (“MSRB”), past Chairman of the MSRB’s Nominating Committee, a past member of the Municipal Executive Committee of the Bond Market Association and served on the Finance & Economic Subcommittee of the Airports Council International.

Mr. Hill holds a B.A. in Economics from the College of the Holy Cross and attended New York University’s Stern School of Business.

Peter Hill replaces Ruben Selles who retired from the Company effective February 9, 2007.  ACA Capital also announced today that William T. Tomljanovic, Executive Vice President and Head of ABS and Corporate Credit will be leaving the Company, effective March 31, 2007, to pursue other interests.  Both Mr. Selles and Mr. Tomljanovic will serve as consultants for ACA Capital.

ACA Capital is a holding company that provides asset management services and credit protection products to participants in the global credit derivatives markets, structured finance capital markets and municipal finance capital markets.  ACA Capital’s asset management services are provided through its asset management subsidiaries, ACA Management, L.L.C. and ACA Capital Management (U.K.) Pte. Limited, and its credit protection products are provided through its “A” rated financial guaranty insurance subsidiary, ACA Financial Guaranty Corporation.  ACA Capital Management (U.K.) Pte. Limited is authorized and regulated by the Financial Services Authority.  More information can be found at www.aca.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Such statements reflect management’s current expectations based on its current views and assumptions regarding future events and economic performance and are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward looking statements, including its President and Chief Executive Officer’s remarks, statements regarding certain business strategies and objectives, and ACA Capital’s prospects as a whole, could be affected by many events.  These events include rating agency action such as a downgrade of ACA Financial Guaranty Corporation’s financial strength rating, difficulties with the execution of the Company’s business strategy, decreased demand or increased competition, loss of key personnel, changes in regulation or tax laws, governmental actions, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties not identified at this time, management’s response to these factors, and other risk factors identified in the Company’s Registration Statement on Form S-1, File No: 333-133949, as filed with the United States Securities and Exchange Commission and declared effective on November 9, 2006.  The Company cautions that forward-looking statements made by the Company speak only as of the date on which they are made, and, except as required by law, the Company does not undertake any obligation to update or revise such statements if the Company’s expectations change or the Company becomes aware that any forward-looking statement is not likely to be achieved.

Investor Relations Contact:	Adam Willkomm
Treasurer, ACA Capital
212-375-2085
awillkomm@aca.com

Media Contact:	Fred Bratman
Hyde Park Financial Communications
212-683-3931 x217
fbratman@hydeparkfin.com

Source:	ACA Capital Holdings, Inc.